UNITED STATES
           SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C. 20549




                      SCHEDULE 14A


       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


            (X) Filed by the Registrant
            ( )Filed by a Party other than the Registrant


 Check the appropriate box:

( )      Preliminary Proxy Statement

( )      Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))

(X)      Definitive Proxy Statement

( )      Definitive Additional Materials

( )      Soliciting Material Pursuant to Section 240.14a-12




          Williams Industries, Incorporated
       ---------------------------------------
     (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

( )     No fee required.



          WILLIAMS INDUSTRIES, INCORPORATED
               8624 J.D. Reading Drive
              Manassas, Virginia 20109

      NOTICE OF ANNUAL MEETING TO SHAREHOLDERS
           To Be Held November 9, 2002


To the Shareholders of
Williams Industries, Incorporated:

The Annual Meeting of the Shareholders of Williams Industries, Incorporated will be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia, (Route 236 at the intersection of Wakefield Chapel Road, just west of the Intersection of Interstate 495 and Route 236) at 10:00 A.M. on November 9, 2002 for the following purposes:


(1)  To elect six directors to serve until the next Annual
Meeting or until their successors are elected and qualified.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

Only shareholders of record at the close of business on September 20, 2002 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. A list of such shareholders of record will be available at the Company's executive offices for inspection by shareholders for a period of at least ten days prior to the Annual Meeting. You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the meeting.



                     By Order of the Board of Directors



                     Marianne V. Pastor
                     Secretary


                WILLIAMS INDUSTRIES, INCORPORATED
                       8624 J. D. Reading Drive
                       Manassas, Virginia 20109




ANNUAL MEETING OF SHAREHOLDERS
To be Held November 9, 2002

PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Williams Industries, Incorporated (the "Company"), to be held at the Ernst Community Center of Northern Virginia Community College, 8333 Little River Turnpike, Fairfax, Virginia, (Route 236 at the intersection of Wakefield Chapel Road, just west of the intersection of Interstate 495 and Route 236) at 10:00 A.M. on Saturday, November 9, 2002, and at all adjournments thereof. It is anticipated that this proxy material will be mailed to shareholders on or about October 7, 2002.

  The solicitation of the proxy accompanying this statement is being made by the management of the Company, and the cost of solicitation will be borne by the Company. The solicitation may be made by mail, telephone or oral communication with shareholders. The Annual Report to Shareholders for the Fiscal Year ended July 31, 2002 accompanies this proxy statement. Additional copies of the Annual Report may be obtained by writing to the Secretary of the Company at P.O. Box 1770, Manassas, Virginia 20108. The financial statements for the period ending July 31, 2002, included in the Annual Report to Shareholders, were audited by Aronson and Company, the Company's current independent certified public accountants. It is anticipated that representatives of Aronson and Company will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to questions.

  A proxy for use at the Annual Meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of the Company either an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The only outstanding voting security of the Company is its Common Stock, $.10 par value, of which there were issued and outstanding 3,614,126 shares on September 20, 2002, which is the record date for the purpose of determining the shareholders entitled to notice of and to
vote at the Annual Meeting.   With the possible exception of the
election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in the shareholder's name on the books of the Company as of the record date. While the Company's Articles of Incorporation provide for cumulative voting in an election of directors, the Virginia Code provides that shares otherwise entitled to vote cumulatively not be voted cumulatively at a particular meeting unless the meeting notice or proxy statement states conspicuously that cumulative voting is authorized; or unless a shareholder gives notice to the secretary of the corporation not less than 48 hours before the time set for the meeting
of his intent to cumulate his votes during the meeting.   Cumulative
voting means that the shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. If one shareholder gives his notice, all other shareholders are entitled to cumulate their vote. The Company does not intend that there be cumulative voting at the meeting, but in the event cumulative voting should be instituted by a shareholder, the Company's proxy holders will use their discretion in voting any unmarked proxies. All marked proxies will be voted for nominees as directed in the proxy, but marked proxies may not authorize voting more than one vote per nominee.


PROPOSAL I - ELECTION OF DIRECTORS

Nominees

     The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at six, each to hold office until the next Annual Meeting and until the director's successor shall be elected and qualified. The Company has no standing nominating committee; the Board of Directors chooses management's nominees.

  The Company's transfer agent will be appointed to tabulate shares present, in person or by proxy, and to tabulate votes. Abstentions will be counted as present at the meeting and will be recorded as abstentions. They will not be recorded as votes either for or against the nominees. So long as a quorum (a majority of the outstanding shares) is present, directors will be elected by plurality vote; i.e., the six nominees receiving the most votes will be elected. Thus, neither a vote against nor an abstention will have any effect on the outcome of the election of directors; only votes for a nominee will have any such effect. Generally, shares held of record by a broker or other nominee for the benefit of a beneficial owner may only be voted by that broker or nominee, and if the broker or nominee does not vote the shares, the shares will not be tabulated as present or voting at the meeting. However, as provided by Virginia law, the Company may, but is not required to, accept the vote of a beneficial owner upon presentation of evidence acceptable to the Company that the voter is indeed the beneficial owner of the shares. The following table sets forth information concerning the nominees:

Nominees

Name                    Age   Position with the Company    Elected

Frank E. Williams, III   43  President, Chairman of the      1991
          (1) (2) (4)        Board, Chief Financial Officer
Frank E. Williams, Jr.   68  None                            1970
            (l) (2)
R. Bentley Offutt (3)(4) 64  None                            1994
Stephen N. Ashman  (3)   54  None                            1998
William J. Sim   (3)     56  None                            1998
Thomas C. Mitchell (5)   63  Nominee


(1) Frank E. Williams, Jr. may be considered a "control person" of the Company, as the term control is defined by the rules of the Securities and Exchange Commission. Mr. Williams, III is the son of Mr. Williams, Jr.

(2) Member of standing Executive Committee. This committee, which acts on behalf of the Board in situations where Board action is necessary but not obtainable on short notice and if such action is authorized by applicable law, met five times during the year and also met as a "committee of the whole" with other board members present either in person or by conference call twice during the year.

(3) Member of standing Audit Committee. Mr. Ashman is chairman of this committee. This committee, which met four times during the past fiscal year, consults with and recommends the Company's independent auditors and provides recommendations to the Board concerning the Company's accounting procedures.

(4) Member of standing Compensation Committee. Mr. Offutt is chairman of this committee, which met two times during the last fiscal year, sets the compensation for the President and establishes guidelines, to be implemented within the President's discretion, for the compensation of other officers.

(5) Mr. Mitchell is the board's nominee to replace Mr. William C. Howlett, who will not stand for reelection to the board because he has reached the maximum age for service under the Company by-law restrictions.


The Nominees have had the following principal occupations or employment for at least the past five years:

Mr. Williams, III has held the position of Chairman of the Board and President since November 1994. On September 8, 1994, he was elected Chief Financial Officer. He was elected as a vice president of the Corporation in 1991. For more than five years prior thereto he was an officer of various Company subsidiaries and remains an officer and/or director of several subsidiaries.

Mr. Williams, Jr., until November 1994, was the Chairman of the Board and President of Williams Industries, Inc. He is a founder and Chairman of the Williams and Beasley Company; the Chairman of the Board of Williams Enterprises of Georgia, Inc.; and the principal owner of Structural Concrete Products, LLC; all organizations that are not otherwise affiliated with Williams Industries, Inc.

Mr. Offutt is the founder and president of Offutt Securities, Inc., a Baltimore investment research firm specializing in high growth companies with market capitalizations in a range of $60 million to $1 billion. Mr. Offutt has worked in institutional research for more than 25 years.

Mr. Ashman is a principal with SAS advisors, an area consulting firm. Effective August 2002, he was elected Chairman of the Board of Directors of Harbor Capital National Bank and its holding company, HCNB Bankcorp Inc. Mr. Ashman is also on the board of directors of Prudent Capital, a mezzanine fund in Washington, D.C., and NextGen Capital, a venture capital fund in Fairfax, VA. He is active in a number of community organizations and is a board member of five community groups.

Mr. Sim is the President and Chief Operating Officer of Potomac Electric Power Company (PEPCO) of Washington, D. C., a position he assumed on
August 1, 2002.   Prior to that time, he was Senior Vice President for
Power Delivery for PEPCO. Mr. Sim is also active in a number of business and civic organizations, as well as being a registered professional engineer. He is on the board of directors of the Washington Building Congress, a regional construction-industry association, and is also on the Board of Visitors of the A. James Clark School of Engineering at the University of Maryland.

Mr. Mitchell currently is the president and CEO of Delmarva Real Estate
Management Group.   He previously was the president and owner of
Davenport Insulation Group.  Prior to that time, he was the president
of a subsidiary of Washington Gas Light Company.   Mr. Mitchell is
active in a number of Maryland civic organizations and is a licensed real estate broker.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF DIRECTORS OF THE NOMINEES NAMED ABOVE




Further Information Concerning the Board of Directors

     During the past fiscal year, the Board of Directors held five regular meetings and one special meeting by conference call. The majority of the directors attended all of the board meetings during the fiscal year and at least four directors were present at each meeting or conference call. Numerous subcommittee meetings, involving individual directors in different capacities, were also held.

Executive Officers

     The executive officers of the Company serve at the discretion of the Board and presently include: Frank E. Williams, III, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer.

Compliance with Section 16 of the Securities Exchange Act of 1934, as amended

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of 10% or more of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. The Company believes that certain reports required pursuant to Section 16(a) with respect to the 2002 fiscal year were not timely filed. All reports are current as of this filing.

Corporate Governance and Other Matters

     The Board of Directors selects the nominees for directors. The Company's by-laws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, through written notice no later than 60 days prior to the date of the anniversary of the immediately preceding annual meeting, to the Secretary of the Company. The by-laws also permit shareholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to the same timely notice in writing to the Secretary of the Company. No such nominations or proposals have been received in connection with the Annual Meeting.



                   BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth information regarding ownership, as of September 24, 2002 of the Common Stock of the Company by: (1) each person known by the Company to own beneficially more than 5 percent of the Common Stock; (2) each director; (3) each nominee for director; and
(4) all officers and directors as a group. Except as noted, the persons listed possess all ownership rights attached to the shares opposite their name, including the right to vote and dispose of the shares.


Directors:

Beneficial Owner            Number of Shares      Percentage of Class

Frank E. Williams, Jr.         1,535,015 (l)(3)           40.82 (1)
Frank E. Williams,  III        1,032,399 (2)(3)           27.46 (2)
William C. Howlett                46,065 (3)               1.23
R. Bentley Offutt                 15,945 (3)               0.42
Stephen N. Ashman                 25,445 (3)               0.68
William J. Sim                    22,445 (3)               0.60
Thomas C. Mitchell                     0                   0.00
Officers and Directors as
   a group (12 persons)        1,835,246 (3) (4)          48.81%


(1) Includes 158,705 shares owned by his wife, as to which Mr. Williams, Jr. disclaims beneficial ownership; 589,546 shares owned or controlled by the Williams Family Limited Partnership of which the Williams Family Corporation (of which Mr. Williams, Jr. is the President and controlling person) is the General Partner; 75,900 shares from the estate of F. Everett Williams of which Mr. Williams, Jr. is executor; 3,000 shares as trustee for a minor child; 338,300 shares held by Williams Enterprises of Georgia, Inc., of which Mr. Williams, Jr. is the controlling person; and 1,000 shares held by the Williams Family Foundation, a charitable organization exempt under Section 501(c)(3) of the Internal Revenue code of 1986. The Foundation's purpose is to use and apply its income and principal assets exclusively for charitable, scientific, literary, and educational purposes. Mr. Williams, Jr. is a trustee of the Foundation and votes the stock. The business address of Mr. Williams, Jr. is 2789-B Hartland Road, Falls Church, Virginia 22043.

(2) Includes 589,546 shares owned or controlled by the Williams Family Limited Partnership, duplicative of the shares listed for Mr. Williams, Jr., but included here because Mr. Williams, III, has a beneficial interest in these shares; 338,300 shares held by Williams Enterprises of Georgia and duplicative of those reported for Mr. Williams, Jr. because Mr. Williams, III, has a beneficial interest in the shares; 304 shares owned by his wife to which Mr. Williams, III, disclaims beneficial interest, and 3,000 shares held in trust for his minor child. Mr. Williams, III, is also a trustee of the Williams Family Foundation.

(3) Includes options granted to directors and officers.

(4) Includes 21,321 shares owned directly by H. Arthur Williams, the son of Mr. Frank E. Williams, Jr., and the brother of Mr. Frank E. Williams,
III. Mr. H. Arthur Williams is a Vice President of Williams Industries and he also has a beneficial interest in the Williams Family Limited
Partnership and Williams Enterprises of Georgia.   These shares are
described in Items 1 and 2 of this chart.

Based on research of records of the Securities and Exchange Commission and on information from Vickers Stock Research Corporation, the Company believes that there are no additional holders with more than a five percent position in the Company's stock at this time.


EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

General

The following table sets forth the total annual compensation paid or accrued by the Company to or for the account of Mr. Frank E. Williams,
III, the Company's Chief Executive Officer.   Mr. Williams, III, has no
employment contracts, termination of employment or change-in-control arrangements, pension plans, options (other than those disclosed herein) or any long term incentive arrangements with the Company. Mr. Williams, III, as do other eligible employees, participates in the Company's 401(k) plan, which provides for Company contributions.


SUMMARY COMPENSATION TABLE

Annual Compensation




Name and            Year  Annual  Compensation
Principal Position
------------------ ----
                          Salary     Other       Bonus       Long-Term
                         --------   ----------  -----------  ----------
Frank E.           2002  $147,227   $ 6,850(1)  $120,900(2)  $22,440(3)
Williams, III      2001  $136,223   $10,490(1)   $43,480(4)  $10,710(5)
Chief Executive    2000  $131,349    $9,290(1)   $78,788(6)  $12,530(7)
Officer


(1)  Includes car allowance and directors' meeting fees.
(2) Mr. Williams, III, was paid $43,500 for prior years accrued bonus and was granted $77,400 bonus for Fiscal 2001, for which he has not been paid.
(3) Mr. Williams, III, was granted options for 4,000 shares of Williams Industries' stock at $5.61 per share.
(4)  Accrued but unpaid.
(5) Mr. Williams, III, was granted options for 3,500 shares of Williams Industries' stock at $3.06 per share.
(6) Includes payment, with interest, of bonus money owed by a subsidiary for 1991 when Mr. Williams, III, was the subsidiary president.
(7) Mr. Williams, III, was granted options for 3,500 shares of Williams Industries' stock at $3.58 per share.


Directors' Fees

The Company's "outside" directors are compensated $650 per month for serving as directors; $250 per meeting attended in person; $100 per telephone meeting; $200 per committee meeting attended; and a stock grant of restricted stock equal to $600 per month to be calculated monthly using the current share price at the end of the month with the
shares to be accumulated and transferred once a year in January.   The
Chairman of the Audit Committee receives an additional stipend of $500
per month and other committee chairs receive $50 per month.   Mr.
Williams, III, is considered to be an "insider" and does not receive the compensation previously noted. All directors are reimbursed traveling expenses incurred in connection with meetings, with five such meetings normally being held each year.

The Company also issues options to non-employee directors on an annual basis. The shares issued upon exercise of these options are issued
pursuant to Rule 144 of the 1933 Securities Act.   Each non-employee
director received 2,500 options for 2002.   The shares issued upon
exercise of these options are issued pursuant to Rule 144 of the 1933 Securities Act.

Compensation Committee Report

Pursuant to rules adopted by the Securities and Exchange Commission designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the Committee) addressing the Company's compensation policies with respect to executive officers.

The Compensation Committee consisted of R. Bentley Offutt, Chairman, William C. Howlett, who will retire effective November 9, 2002, and Frank E. Williams, III. The Compensation Committee is responsible for establishing and administering the policies that govern annual compensation, bonuses, stock options and all other forms of compensation for corporate executive officers. In November of each year, salaries are discussed in committee, changes are recommended to the Board, and voted on by the Board for the forthcoming calendar year.

The Committee structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. Compensation is a direct result of the company's performance and therefore can be said to be performance driven. The Committee calculates executive compensation, including bonuses, with a specific formula based on the Company's
results.   Certain thresholds have to be achieved prior to the
authorization for any bonus. The Committee is generally familiar with executive compensation paid in the Washington, D.C. metropolitan area, but has not made a detailed comparison of the Company's executive compensation as compared to other companies in the area or the industry. The Committee recommends executive compensation to the full Board of Directors, which considers substantially the same factors as the Committee in determining whether to approve its recommendations.


/s/ R. Bentley Offutt, Chairman
/s/ William C. Howlett
/s/ Frank E. Williams, III


Compensation Committee Interlocks and Insider Participation

Mr. Williams, III is a director and the Chief Executive Officer of the Company. Mr. H. Arthur Williams, the president of a Company subsidiary, is the brother of Mr. Williams, III, and the son of Mr. Frank E.
Williams, Jr., a Company director.   The Williams family is considered
to be a "control group" of the Company, as the term control is defined by the Securities and Exchange Commission.

Certain Transactions

Mr. Williams, Jr., a director of the Company, also owns a controlling or substantial interest in the outstanding stock of Williams Enterprises of Georgia, Inc., Williams and Beasley Company, and Structural Concrete Products, LLC. Each of these entities did business with the Company during Fiscal 2002. Net billings to these entities were $1,295,000 for
the year ended July 31, 2002.   At July 31, 2002, the Company had net
accounts receivable balances from these entities of $1,777,000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three outside directors. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audits to determine that their quality, integrity and objectivity are sufficient to protect stockholder interests. Each member of the Committee is an independent director as defined by the National Association of
Securities Dealers (NASD) rules.   The committee has adopted a written
charter, which was approved by the Board of Directors, and which is on file with the Securities and Exchange Commission.

The Audit Committee, either in person or by conference call, met three times during Fiscal 2002 to review the overall audit scope, plans and results of the independent auditors, the Company's internal controls, emerging accounting issues, expenses, and audit fees. The Committee met separately without management present and with the independent auditors
to discuss the audit.   The Committee reviewed the Company's annual
financial statements prior to issuance.   Audit Committee findings are
reported to the full Board of Directors.

Aronson and Company, the Company's independent auditor for 2002, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting
principles.   The Committee has discussed with Aronson and Company the
matters that are required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). Aronson and Company has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Aronson and Company that firm's independence. The Committee is satisfied that Aronson and Company does not currently provide any non-audit services to the company.

The Audit Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures. Based on these considerations, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for
2002   The foregoing report is provided by the following independent directors, who constitute the Audit Committee:


/s/ Stephen N. Ashman, Chairman
/s/ William C. Howlett
/s/ William J. Sim


INDEPENDENT AUDITORS

     Aronson and Company served as the Company's independent certified public accountants during the year ended July 31, 2002 and performed the audit for that year. In order to assure that the Company's audit fees are competitive and consistent with necessary services, the Company's audit committee reviews proposals from independent certified public accounting firms, including Aronson and Company, seeking to serve as the Company's independent auditors. Representatives of Aronson and Company are expected to be present at the Annual Meeting, will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees.   The aggregate fees to be paid to by Aronson and Company
for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended July 31, 2002 (the "2002 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Q's for the 2002 fiscal year will total
approximately $90,000.   This fee includes payment for Aronson and
Company's audit of the company's employee benefit plans.

Financial Information Systems Design and Implementation Fees.   There
were no fees billed for professional services related to financial information systems design and implementation by Aronson and Company for the 2002 fiscal year.

All Other Fees.   The total aggregate fee that will be billed for
services rendered by Aronson and Company, including statutory audits and other regulatory compliance reporting, will be the $90,000 shown in the prior item in this section.


OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same, according to their discretion and best judgment.


COMMON STOCK PERFORMANCE

     The following chart compares the value of $100 invested on August 1, 1997 in the Company's common stock, the Russell 2000 index and a peer group Index consisting of the common stocks issued by four companies
selected by management.   The Russell 2000 index represents a broad
market group which management believes more nearly represents the Company's market capitalization than the Nasdaq Composite Index in which
the Company participates.   The Peer Group was chosen as the nearest
practicable representative peer group of companies that meet Securities
and Exchange Commission requirements.   However, management believes
that the Company's mix of products and services over the period represented was unique in the heavy construction industry, with no other publicly traded company being truly comparable.



Chart is not shown in this EDGAR filing




      Year Ended July 31:

                       1997     1998     1999     2000     2001     2002

Williams Industries  100.00    77.11    66.02    48.02    68.66    79.26
Peer Group           100.00   159.97   160.33   151.70   235.50   171.84
Russell 2000 Index   100.00   102.31   108.76   122.15   118.31   118.31


The broad market index chosen was the Russell 2000 Index.

The peer group was made up of the following companies:  Granite
Construction Inc.; Meadow Valley Corporation; Perini Corporation; and Schuff Steel Company.

Source:  Media General Financial Services
    P.O. Box 85333
    Richmond, Virginia 23293
    Phone: 804-446-7922
    FAX:   804-649-6826


     SHAREHOLDER PROPOSALS

Any shareholder of the Company who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders and who wishes to have the proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company's principal
executive offices not later than June 13, 2003.   If the shareholder
does not want the proposal presented in the Company's proxy, the Company's By-Laws provide that a proposal for consideration at the annual meeting must be submitted to the Company by written notice at least sixty days prior to the anniversary date of the preceding meeting or not later than September 8, 2003.


     MISCELLANEOUS

The management of the Company knows of no matters to be presented at the meeting other than the election of directors. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgments on such matters, and discretionary authority to do so is included in the proxy.


     AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF THE COMMON STOCK ON THE RECORD DATE, SEPTEMBER 20, 2002, OR OF ANY BENEFICIAL HOLDER OF SUCH SHARES ON SUCH DATE WHO MAKES A GOOD FAITH REPRESENTATION THAT SUCH SHAREHOLDER WAS SUCH A BENEFICIAL HOLDER, THE COMPANY WILL SUPPLY TO SUCH A SHAREHOLDER A COPY OF THE COMPANY'S FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JULY 31, 2002. PLEASE ADDRESS ALL REQUESTS TO WILLIAMS INDUSTRIES, INCORPORATED, P.O. BOX 1770, MANASSAS, VIRGINIA 20108.